RESERVE AND ECONOMIC EVALUATION
BITUMEN PROPERTY

ASPHALT RIDGE, UINTA BASIN
UTAH, USA

(SEC Version)

Owned by

LAFAYETTE ENERGY CORP.

December 31, 2024
(January 1, 2025)

Chapman Hydrogen and Petroleum Engineering Ltd.

Chapman Hydrogen and Petroleum Engineering Ltd.

1122 - 4th Street S.W., Suite 700, Calgary, Alberta T2R 1M1 • Phone: (403) 266-4141 • Fax: (403) 266-4259 • www.chapeng.ab.ca

February 18, 2025

Lafayette Energy Corp.
2511 Redwood Road, Suite 16
Woods Cross, Utah
USA 84087

Attention: Mr. Michael Peterson

Dear Sir:

Re: Reserve and Economic Evaluation – Lafayette Energy Corp.
Asphalt Ridge, Uinta Basin, Utah, USA – December 31, 2024

In accordance with your authorization we have performed a reserve and economic evaluation of a bitumen property located in the Asphalt Ridge area, Utah, USA, owned by Lafayette Energy Corp. (the "Company") for an effective date of December 31, 2024 (January 1, 2025).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves. The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The INTRODUCTION contains the authorization and purpose of the report and describes the methodology and economic parameters used in the preparation of this report.

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category, and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing. The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

The DISCUSSION contains a description of the interests and burdens, reserves and geology, production forecasts, product prices, capital and operating costs and a map of the property. The economic results and cash flow forecasts (before income tax) are also presented.

A REPRESENTATION LETTER from the Company confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of information derived from this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented. This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Hydrogen and Petroleum Engineering Ltd.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
February 18, 2025
C. W. Chapman, P. Eng.,
President

PERMIT TO PRACTICE
CHAPMAN HYDROGEN AND PETROLEUM ENGINEERING LTD
RM SIGNATURE: C.W. Chapman
RM APEGA ID #: 11438
DATE: February 18, 2025
PERMIT NUMBER: P004201
The Association of Professional Engineers and Geoscientists of Alberta (APEGA)

cwc/lml/7098

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy (AIMM) and the Society of Petroleum Evaluation Engineers (SPEE).

2. THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4. THAT I have in excess of 40 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Lafayette Energy Corp., dated February 18, 2025, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Lafayette Energy Corp., its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
February 18, 2025
C.W. Chapman, P.Eng.
President

PERMIT TO PRACTICE
CHAPMAN HYDROGEN AND PETROLEUM ENGINEERING LTD
RM SIGNATURE: [Signed By: C.W. Chapman]
RM APEGA ID #: 11438
DATE: February 18, 2025
PERMIT NUMBER: P004201
The Association of Professional Engineers and Geoscientists of Alberta (APEGA)

CERTIFICATE OF QUALIFICATION

I, REBECCA J. HOWE, of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a Certified Petroleum Geologist as recognized by the Division of Professional Affairs of the American Association of Petroleum Geologists and a member of the Canadian Society of Petroleum Geologists.

2. THAT I graduated from Brandon University, Manitoba with a Bachelor of Science degree in Geology in 2007.

3. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Lafayette Energy Corp., dated February 18, 2025, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

4. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Lafayette Energy Corp., its participants or any affiliate thereof.

5. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

6. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [AAPG Membership Stamp]
February 18, 2025
Rebecca J. Howe, B.Sc.
Associate

RESERVE AND ECONOMIC EVALUATION
BITUMEN PROPERTY

ASPHALT RIDGE, UINTA BASIN
UTAH, USA

Owned by

LAFAYETTE ENERGY CORP.

December 31, 2024
(January 1, 2025)

TABLE OF CONTENTS

INTRODUCTION

INDEX

INTRODUCTION

1. AUTHORIZATION

This evaluation has been authorized by Mr. Michael Peterson, on behalf of Lafayette Energy Corp. The engineering analysis has been performed during the month of February 2025.

2. PURPOSE OF THE REPORT

The purpose of this report was to prepare a third party independent appraisal of the bitumen reserves owned by Lafayette Energy Corp. for the Company's financial planning.

The values in this report do not include the value of the Company's undeveloped land holdings nor the tangible value of their interest in associated plant and well site facilities they may own. The cash flow forecasts account for well and/or facility abandonment and reclamation costs and the offsetting salvage value of the tangible equipment after abandonment.

3. USE OF THE REPORT

The report is intended to support a disclosure filing with the SEC, and for annual corporate requirements and financial planning.

4. SCOPE OF THE REPORT

4.1 Methodology

The evaluation of the reserves and resources of these properties included in the report has been conducted under a discounted cash flow analysis of estimated future net revenue, which is the principal tool for estimating oil and gas property values and supporting capital investment decisions.

4.2 Land Survey System

Mineral and surface rights in Utah are described by and administered according to the Public Land Survey System (PLSS). The PLSS typically divides land into 6-mile-square townships,

which is the level of information included in the National Atlas. Townships are subdivided into 36 one-mile- square sections. Each township is identified with a township and range designation. Township designations indicate the location north or south of the baseline, and range designations indicate the location east or west of the Principal Meridian.



Public Land Survey System (PLSS)
Township Grid
N
S
W
E
Base Line
Principal Meridian
T2S R3W
Township 2 South Range 3 West
Section 14
Northeast quarter
(NE¼)
West Half of South east quarter
Lake

Source: http://www.utahcounty.gov/dept/surveyor/plss.html

4.3 Economics

An economic analysis of the Reserves has been conducted based on information supplied by the Company, including third party operating and capital costs. The commencement of the project has begun in late 2024. Economics have been evaluated based on the SEC constant price criteria.

4.4 Barrels of Oil Equivalent

If at any time in this report reference is made to "Barrels of Oil Equivalent" (BOE), the conversion used is 6 Mscf : 1 STB (6 Mcf : 1 bbl).

BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf : 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent value equivalency at the well head.

4.5 **Environmental Liabilities**

We have been advised by the Company that they are in material compliance with all Environmental Laws and do not have any Environmental Claims pending, as demonstrated in the Representation Letter attached.

5. BASIS OF REPORT

5.1 **Sources of Information**

Sources of the data used in the preparation of this report are as follows:

i) Ownership and Burdens have been provided by the Company;
ii) Operating Costs have been provided by the Company based on their internal assessments;
iii) Product prices have been based on SEC criteria from our price monitoring database;
iv) Timing of Development Plans and Capital estimates have been determined by discussions with the Company;
v) Basic technical data and assessment has been based on several other third party reports & presentations.

5.2 **Product Prices**

The Constant Price values utilized in this report are the first day of the month for the past 12 months as specified by the SEC criteria. No adjustments have been made for crude quality.

In addition, no escalation has been applied to either the capital expenditures or operating costs.

The Constant forecast used for this report is presented as an attachment to this Introduction.

5.3 **Product Sales Arrangement**

The Company does not have any "hedge" contracts in place at this time.

5.4 Royalties

The fiscal regime, i.e. royalties, production sharing terms, etc., has been described in the body of the report discussion.

5.5 Capital Expenditures and Operating Costs

Operating costs and capital expenditures have been based on the Company's historical experience and analogy where necessary and have not been escalated.

5.6 Income Tax Parameters

Net cash flows after consideration of corporate income tax have not been included in this report.

5.7 Abandonment and Restoration

Abandonment and restoration costs, net of salvage, have not been included in the cash flows in this report. The ARO factors will be reported by the Company as a corporate matter.

6. EVALUATION STANDARD USED

6.1 General

This evaluation and report preparation have been carried out in accordance with standards set out in the "Canadian Oil and Gas Evaluation Handbook", revised January 2022 ("COGEH"), prepared by the Calgary Chapter of the Society of Petroleum Evaluation Engineers (SPEE).

COGEH uses the SPE-PRMS (2018 Update) resource classification system shown in the below diagram.


PRODUCTION
RESERVES
Low
Best Estimate
High
1P
2P
3P
P1
Proved
P2
Probable
P3
Possible
CONTINGENT RESOURCES
1C
2C
3C
C1
C2
C3
UNRECOVERABLE
PROSPECTIVE RESOURCES
1U
2U
3U
P90
P50
P10
UNRECOVERABLE
TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP
UNDISCOVERED PIIP
COMMERCIAL
SUB-COMMERCIAL
CLASS
Increasing Chance of Commerciality
CATEGORY
Range of Uncertainty
Not to scale

By way of explanation, 'CLASS' forms the vertical axis of the PRMS diagram and represents the range of Chance of Commerciality. Likewise, 'CATEGORY' forms the horizontal axis and provides a measure of the uncertainty in estimates of the Resource Class.

Petroleum Initially-In-Place (PIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations with reference to the above diagram and is potentially producible. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered (equivalent to "total resources").

Discovered PIIP (equivalent to "discovered resources") is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The Discovered PIIP includes production, Reserves, and Contingent Resources; the remainder is unrecoverable.

Undiscovered PIIP (equivalent to "undiscovered resources") is that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as "Prospective Resources", the remainder as "unrecoverable".

Unrecoverable is that portion of Discovered or Undiscovered PIIP quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

6.2 Resource Definitions

The following definitions have been extracted from COGEH and represent an overview of the resource definitions and evaluation criteria required for compliance with the Canadian Securities National Instrument 51-101. These definitions are considered to be compliant with the PRMS - 2018, in that they use the same primary nomenclature, principles and concepts.

6.2.1 Reserves

The following Reserves definitions and guidelines are designed to assist evaluators in making Reserves estimates on a reasonably consistent basis and assist users of evaluation reports in understanding what such reports contain and, if necessary, in judging whether evaluators have followed generally accepted standards.

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are further classified according to the level of certainty associated with the estimates and may be subclassified based on development and production status.

The guidelines outline

- general criteria for classifying reserves,
- procedures and methods for estimating reserves,

- confidence levels of individual entity and aggregate reserves estimates,
- verification and testing of Reserves estimates.

The following definitions apply to both estimates of individual Reserves Entities and the aggregate of reserves for multiple entities.

RESERVES CATEGORIES

Reserves are categorized according to the probability that at least a specific volume will be produced. In a broad sense, Reserves categories reflect the following expectations regarding the associated estimates:

Reserves Category	Confidence Characterization
Proved (1P)	Low Estimate, Conservative
Proved + Probable (2P)	Best Estimate
Proved +Probable +Possible (3P)	High Estimate, Optimistic

a. Proved Reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated Proved Reserves.

b. Probable Reserves are those additional reserves that are less certain to be recovered than Proved Reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated Proved + Probable Reserves.

c. Possible Reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated Proved + Probable + Possible Reserves.

DEVELOPMENT AND PRODUCTION STATUS

Each of the reserves categories (proved, probable and possible) may be divided into developed and undeveloped categories.

a. Developed Reserves are those Reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to the cost of drilling a well) to put the

Reserves on production. The developed category may be subdivided into producing and non-producing.

i. Developed Producing Reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

ii. Developed Non-Producing Reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in and the date of resumption of production is unknown.

b. Undeveloped Reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling and completing a well) is required to render them capable of production. They must fully meet the requirements of the Reserves classification (Proved, Probable, Possible) to which they are assigned.

In multi-well pools, it may be appropriate to allocate total pool Reserves between the Developed and Undeveloped categories or to sub-divide the Developed Reserves for the pool between Developed Producing and Developed Non-Producing. This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.

LEVELS OF CERTAINTY FOR REPORTED RESERVES

The qualitative certainty levels contained in the definitions are applicable to "individual Reserves entities," which refers to the lowest level at which Reserves calculations are performed, and to "Reported Reserves," which refers to the highest level sum of individual entity estimates for which Reserves estimates are presented. Reported Reserves should target the following levels of certainty under a specific set of economic conditions:

- At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated Proved Reserves,

- At least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable reserves,
- At least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable + Possible reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various Reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of Reserves estimates are prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

Additional clarification of certainty levels associated with Reserves estimates and the effect of aggregation is provided in Section 5.7.1.6, The Portfolio Effect, of COGEH.

6.2.2 Contingent Resources

Contingent Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development (TUD), but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Contingencies may include economic, environmental, social and political factors, regulatory matters, a lack of markets or prolonged timetable for development. Contingent Resources have a Chance of Development that is less than certain.

Contingent resources are further categorized according to their level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Project Maturity Sub-Classes are: Development Pending, Development on Hold, Development Unclarified and Development Not Viable, as demonstrated in the chart below (Section 6.3).

Reports on Contingent Resources must specify the level of maturity and usually include 1C, 2C and 3C estimates.

There is no certainty that it will be commercially viable to produce any portion of the Contingent Resources.

6.2.3 Prospective Resources

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated Chance of Discovery and a Chance of Development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

The project maturity subclasses describe the stage of exploration and broadly correspond to chance of commerciality from in increasing order from "play" to "lead" to "prospect" as demonstrated in the chart below (Section 6.3).

A "play" is a family of geologically similar fields, discoveries, prospects and leads. It would have the lowest chance of commerciality in these project maturity subclasses.

A "lead" is a potential accumulation within a play that requires more data acquisition and/or evaluation in order to be classified as a prospect.

A "prospect" is a potential accumulation within a play that is sufficiently well defined to represent a viable drilling target. A "prospect" would have the highest chance of commerciality.

There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

6.3 Project Maturity Sub-Classes


TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP (DPIIP)
COMMERCIAL
SUB-COMMERCIAL
PRODUCTION
RESERVES
CONTINGENT RESOURCES
UNRECOVERABLE
UNDISCOVERED PIIP (UPIIP)
PROSPECTIVE RESOURCES
UNRECOVERABLE
Project Maturity Sub-classes
On Production
Approved for Development
Justified for Development
Development Pending
Development On Hold
Development Unclarified
Development Not Viable
Prospect
Lead
Play
Increasing Chance of Commerciality
Range of Uncertainty
Not to Scale

7. SITE VISIT

A personal field examination of these properties was not considered to be necessary because the data available from the Company's records and public sources were satisfactory for our purposes.



Lake Superior
Lake Huron
Lake Michigan
Lake Erie
Ontario
Utah
ASPHALT RIDGE
NW LEASES
UNITED STATES
OF AMERICA
Washington, DC
Area of Interest



Logan
Ogden
Great Salt Lake
Roy
Layton
Bountiful
Salt Lake City
West Valley City
Murray
Sandy
Orem
Provo
Utah Lake
WASATCH RANGE
UINTA MTS
Vernal
VERNAL WEST
LEASES
Duchesne
Great Salt Lake Desert
Flaming Gorge Reservoir
Green River
Nephi
Price
BOOK CLIFFS
Delta
Fillmore
Sevier Lake
Richfield
UTAH
Moab
Cedar City
St George
Lake Powell
Wendover

LAFAYETTE ENERGY CORP.

VERNAL WEST LEASES

ASPHALT RIDGE, UINTAH COUNTY, UTAH

ORIENTATION MAP

JAN. 2025 **JOB No. 7098**

Attachment 1

CHAPMAN HYDROGEN AND PETROLEUM ENGINEERING LTD.
INTERNATIONAL CRUDE OIL and NATURAL GAS
HISTORICAL, CONSTANT, CURRENT AND FUTURE PRICES

January 1, 2025

Date	WTI [1] $US/STB	Brent Spot (ICE)[2] $US/STB	Henry Hub Gas[3] $US/MMBTU	Exchange Rate $CDN/$US
HISTORICAL PRICES				
2014	93.12	99.43	4.35	0.91
2015	48.69	53.32	2.76	0.78
2016	43.17	45.06	2.50	0.76
2017	50.86	54.75	2.96	0.77
2018	64.92	71.64	3.18	0.77
2019	57.00	64.11	2.57	0.75
2020	39.54	43.40	2.02	0.75
2021	67.89	70.39	3.91	0.80
2022	94.73	100.62	6.45	0.77
2023	77.59	82.49	2.59	0.74
2024	76.46	80.49	2.26	0.73
CONSTANT PRICES (The average of the first-day-of-the-month price for the preceding 12 months-SEC)				
	75.59	79.97	2.10	0.73
FORECAST PRICES				
2025	71.00	75.22	3.46	0.73
2026	74.72	77.64	3.76	0.74
2027	76.57	80.24	4.03	0.75
2028	78.10	81.85	4.11	0.75
2029	79.67	83.48	4.19	0.75
2030	81.26	85.15	4.28	0.75
2031	82.89	86.86	4.36	0.75
2032	84.54	88.59	4.45	0.75
2033	86.23	90.36	4.54	0.75
2034	87.96	92.17	4.63	0.75
2035	89.72	94.02	4.72	0.75
2036	91.51	95.90	4.82	0.75
2037	93.34	97.81	4.91	0.75
2038	95.21	99.77	5.01	0.75
2039	97.11	101.77	5.11	0.75
2040	99.06	103.80	5.21	0.75

Escalated 2% thereafter

Notes:

[1] West Texas Intermediate quality (D2/S2) crude (40API) landed in Cushing, Oklahoma.
(Actual WTI strip oil prices are: $US70.04/STB in 2025; $US66.72/STB in 2026; $US64.89/STB in 2027)

[2] The Brent Spot price is estimated based on historic data.
(Actual Brent strip oil prices are: $US73.03/STB in 2025; $US70.58/STB in 2026; $US69.17/STB in 2027)

[3] Henry Hub Spot is natural gas traded on the New York Mercantile Exchange (NYMEX).
(Actual Henry Hub strip gas prices are: $US3.53/MMBTU in 2025; $US3.91/MMBTU in 2026; $US3.84/MMBTU in 2027).

SUMMARY OF COMPANY RESERVES AND ECONOMICS

INDEX

Constant Prices and Costs

Table 1
Summary of Company Reserves and Economics
Before Income Tax
January 1, 2025

Constant Prices & Costs

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

Description		Reserves				Cumulative Cash Flow - M$				
		Bitumen MSTB		Conventional Natural Gas MMscf			Discounted at:			
		Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Reserve Category	Formation Name									
PROVED										
Total Proved										
In Situ Steam Project	Rimrock & Asphalt Ridge	718	660	0	0	34,976	28,670	23,887	20,177	17,245
Total Proved		**718**	**660**	**0**	**0**	**34,976**	**28,670**	**23,887**	**20,177**	**17,245**
PROBABLE										
Total Probable										
In Situ Steam Project	Rimrock & Asphalt Ridge	10,762	9,901	0	0	312,502	196,127	130,288	89,998	63,718
Total Probable		**10,762**	**9,901**	**0**	**0**	**312,502**	**196,127**	**130,288**	**89,998**	**63,718**
Total Proved Plus Probable		**11,480**	**10,562**	**0**	**0**	**347,478**	**224,797**	**154,174**	**110,176**	**80,963**
POSSIBLE										
In Situ Steam Project	Rimrock & Asphalt Ridge	5,740	5,281	0	0	209,413	113,784	68,760	45,080	31,411
Total Possible		**5,740**	**5,281**	**0**	**0**	**209,413**	**113,784**	**68,760**	**45,080**	**31,411**
Total Proved Plus Probable Plus Possible		**17,220**	**15,842**	**0**	**0**	**556,892**	**338,581**	**222,934**	**155,255**	**112,374**

M$ means thousands of United States dollars.

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

ASPHALT RIDGE NW LEASES
UINTAH COUNTY, UTAH
INDEX

Discussion

ASPHALT RIDGE NW LEASES
UINTAH COUNTY, UTAH
DISCUSSION

Property Description

The Company currently owns an 80% working interest in 960 acres of land located in the NW Asphalt Ridge field in the Uinta Basin, Utah. The Company's additional lands in this area are not evaluated in this report. The leases include Section 23 and the west half of 22, Township 4S, Range20E, on which about five wells had been drilled several years ago but were not produced.

The discovered bitumen deposit located within the NW Asphalt Ridge leases is slightly downdip from the outcrop of this major oil sand deposit and are too deep for a surface mining operation. The leases are adjacent to a separate 320-acre block, referred to as the SOHIO block, which has undergone significant exploration (core holes), but negligible development.

Production is subject to an eight percent royalty. A 4.74 percent severance tax applies to production.

The leases are shown in Figure 1, and a description of the lands, interests, and burdens is shown in Table 1.

Exploration and Development History

The bituminous sands of Asphalt Ridge and Asphalt Ridge Northwest have been known to early people and settlers of the area for quite some time. The first known use of the material was for road paving and construction during the early 1920s and the 1930s.

In the 1950s, two companies (Knicker-Bocker Investments and W.M. Barnes Engineering Company) acquired a large block of placer mining claims and began in earnest the first drilling and evaluation program of the area. The claims were then leased to SOHIO Oil Company, which continued to expand upon the earlier evaluation program.

During the 1970s and 1980s, interest in this resource was at a high and many companies completed extensive exploration and testing efforts around Asphalt Ridge and NW Asphalt Ridge. The Laramie Energy and Technology Center (DOE) conducted 3 in-situ experiments on the NW Asphalt Ridge

deposit. The tests were conducted on an initial 10 Acre block, and then subsequently an additional 16 Acre block, in sections 23 and 24 of T4S R20E, part of the SOHIO "D" tract. In addition to the experiments, researchers drilled and analyzed numerous core holes and studied formation outcrops where they were available.

In 2005, TMC Capital, LLC (TMC) began operating a mine in section 31 in township 5S range 22E. TMC focused on sales of raw bitumen sands that have typically been subject to minor crushing and screening and were sold with the bitumen and sand together for use as a road paving material.

MCW (Petroteq) completed a pilot extraction plant at the site of the SITLA lease and ran small amounts of material to test with their process. On October 1, 2014, the Company held a demonstration of the plant that was documented by the press and attended by members of local and state government. The test produced a 9:1 solvent to bitumen product at a rate of approximately (250 STB/d), as well as clean dry sand requiring no further treatment or processing. Intermittent production continued during 2015 through to the present. In May 2017, MCW changed its name to Petroteq Energy Inc.

The Company's overall project will include 16 inverted seven spot configurations with wells drilled on 2.5 acre spacing, the central well to be the steam injector supporting production from the six surrounding wells. Ultimately there will be 96 producers and 16 steam injectors strategically located covering 280 acres of the deposit.

The producers will initially be produced for about one year with a heating device in the well bore to initiate production though reduced oil viscosity. There will then be a period of "Huff and Puff" and finally the full implementation of continuous steam injection into the central well of the seven spot module. The Company has commenced activity on its in situ project with the first two wells of the planned 112 wells having been drilled and placed on production with the heating device in place.

Geology

Asphalt Ridge is one of several bituminous sandstone deposits in the Uinta Basin, which contains significant amounts of bitumen from which petroleum products may be extracted. The Unita Basin is located in northeast Utah, formed in the Late Cretaceous and early Tertiary period. Asphalt Ridge is a northwest trending hogback that extends for a distance of about 12 miles along the Northeast flank of the basin.

Structurally, Asphalt Ridge is terminated on its northwest end by a series of major crosscutting northeast trending high angle faults. Along Asphalt Ridge, the bitumen deposit extends downdip in the subsurface for a distance ranging from one-third to thirds-thirds of a mile from the outcropping sandstones. The NW Asphalt Ridge leases, adjacent the SOHIO "D" tract, are located in a relatively flat area about a mile north of the hogback.

The geological knowledge of the Asphalt Ridge has been derived from the results of drilling records from exploration carried out by SOHIO in the late 1950s and at least 100 additional cores taken along this deposit.

A stratigraphic chart of the shallow formations in this area is presented on Figure 2a. The bitumen accumulations are most prominent in the Mesa Verde Group of the Cretaceous age, including the Rimrock and Asphalt Ridge sandstones. The outcrop of the Mesa Verde occurs on the northern portion of the SOHIO "D" tract. The overburden gradually increases due to the formation dip in the southwest direction, but then dramatically increases due to the surface terrain at the hogback.

In establishing the reserves underlying the subject lands, we have relied a great deal on previous analyses and reports on the Asphalt Ridge by numerous parties, as complied and summarized in a report commissioned for Heavy Sweet, LLC. References to the subject material taken for the Heavy Sweet report are included herein at the end of this discussion.

Detailed geologic mapping by Kayser (1996) reliably defined the outcrop limits of the major stratigraphic units containing the oil sands, noted above in Figure 2b. A couple of north south running faults on the eastern edge of the lands, upthrown on the east side, exposed the oil sands in the Asphalt Ridge area, but kept the oil sands buried within the subject lands to the west.

The net mapping of the oil sands accumulations involved the Kayser outcrop data in conjunction with the results on the numerous exploration wells drilled on this trend. Kayser recorded the thickness of the individual bitumen sands at the outcrop location. The net sand maps show the amalgamation of all the sands together, considering the horizon structural dip to the southwest. Over the subject lands, the net pay thickness is a result of the net sandstone thickness and any data from oil-water contacts found in the exploration and appraisal wells.

Well data for the net sandstone mapping of the subject bitumen sands for the subject lands, was compiled by Heavy Sweet from NW Corporation, 2013 report and data from the County asphalt pit area.

The net sandstone and net pay maps, excerpted from the Heavy Sweet 2022 report, of the Rimrock and Asphalt Ridge sandstones on the Vernal West leases are presented in Figures 2c, 2d, 2e and 2f, respectively.

Reserves

Total Proved Reserves (1P) of 897 MSTB have been estimated for the early development on this project, which includes the initial two seven well modules that have one existing producing well each. Reserves have been based on volumetric reservoir parameters averaged from previous comprehensive mapping, log and core studies and a 5% recovery factor.

Proved Plus Probable (2P) Reserves of 14,350 MSTB have been estimated for the full 280-acre project on the same volumetric basis as the Proved Reserves based on a recovery factor of 10%. Likewise Proved Plus Probable Plus Possible (3P) reserves of 21,525 MSTB have been estimated based on a 15% recovery factor.

A summary of the Reserves is presented in Table 2 and the Reserves and Reservoir Parameters are presented in Tables 2a, 2b and 2c for the 1P, 2P and 3P Reserves, respectively. A Schematic of the Development plan is presented on Figure 3.

Production

As mentioned above, two wells have been drilled by the Company so far. A heating instrument has been inserted into the well bore which reduces the viscosity of the bitumen resulting in a reported initial production rate of 40 STB/d. We have used this rate as an initial production rate for the production forecast model for each of the reserve cases. (This assumption has been made based on very early stages of heating and may prove to be conservative).

For the 1P Reserves forecast the 40 STB/d rate has been forecast to decline gradually to realize the 5% recovery factor for the two individual seven well modules. Projecting the steaming operation does not qualify for Proved Reserves at this time.

For the Proved Plus Probable reserves forecast the Company's planned program has been considered, which includes an initial heating stage, followed by a short "Huff and Puff" operation then continuous steam injection into the central well in the inverted seven spot module. There are 16 modules planned, thus 96 producing wells once fully developed. The individual well forecast, includes

the initial 40 STB/d for two years then a small increase to 50 STB/d due to the initial impact of the steam, falling off after one year and then a gradual decline at rates to realize the estimated recovery.

Likewise, the 3P was scheduled similarly, but with a bit more pronounced response from the steam stimulation.

The production forecasts are shown on Page 1 of the economics, Tables 4a, 4b and 4c, respectively.

Product Prices

Bitumen prices for this report have been scheduled in accordance with SEC criteria, constant WTI at $75.59/STB.

The price forecast can be viewed on Page 2 of the economic analysis Table 4a, 4b and 4c, respectively.

Capital Expenditures

Total capital expenditures of $89,600,000 ($71,680,000 net to the Company) have been estimated, which is based on $800,000 per well for drilling and the prorata share of all the related facilities to develop the project.

The end-of-life decommissioning abandonment and reclamation costs have not been included and are being handled as a corporate matter for audit and reporting purposes.

Operating Costs

Operating costs have been scheduled according to advice from the Company. Fixed costs have been estimated to be $10,000 per producing well per month. Variable costs of $4.00 per STB have been estimated for transportation of the product.

Additionally, the cost of generating and injecting the steam is estimated to be equivalent to $25.00 per STB of oil. During the heater phase a cost of $1.50 per STB has been estimated.

Economics

A summary of the economic analyses is Presented on Table 4 and the detailed cash flow analysis is presented in Table 4a, 4b and 4c for the 1P, 2P and 3P cases, respectively.


R20E
R21E
T4S
16
15
14
13
17
T4S R20E
Tom Brown 7
Tom Brown 1
Tom Brown 6
Tom Brown 5
Feldt & May Govt
22
23
24
19
20
Tom Brown 8
Union Oil 1
Tom Brown 2
Schmidt 1
28
27
26
25
29
Humble Davis 1
Curtis & Dixon 1
33
34
35
36
31
Belco LaPoint 1
Uinta Dev Co 2
Source: Heavy Sweet, Figure 4
COMPANY LAND

LAFAYETTE ENERGY CORP.		
VERNAL WEST LEASES NW ASPHALT RIDGE, UINTAH COUNTY, UTAH LAND AND WELL MAP		
JAN. 2025	JOB No. 7098	FIGURE No. 1

CHAPENG

Table 1

Schedule of Lands, Interests and Royalty Burdens
January 1, 2025

Lafayette Energy Corp.

Asphalt Ridge, Uinta Basin, Utah

		Appraised Interest		Royalty Burdens	
Description	Gross Acres	Working %	Royalty %	Basic %	Overriding %
T4S R20E					
Sec 22 & W/2 23	960	80.0000		8.0000	-
	960				


5950
5950
5950
5950
5950
5950
5950
5950
5950
5950
SURFACE
ALLUVIUM
UNCONFORMITY
WILLIAMS FORK
FORMATION
RIM ROCK
SANDSTONE
TONGUE OF
UPPER SHALE
MEMBER OF
MANCOS SHALE
ASPHALT RIDGE
SANDSTONE
SHALE
DUCHESNE RIVER
FORMATION
(OLIGOCENE)
MESA VERDE
GROUP
(CRETACEOUS)
MANCOS
SHALE
(CRETACEOUS)
LEGEND
CONGLOMERATE
SANDSTONE
SILTSTONE
SHALE
LIMESTONE

LAFAYETTE ENERGY CORP.
VERNAL WEST LEASES ASPHALT RIDGE, UINTAH COUNTY, UTAH STRATIGRAPHIC SECTION
JAN. 2025 JOB No. 7098 FIGURE No. 2a

CHAPENG


16
15
14
13
18
17
Tom Brown 7
Tom Brown 6
Tom Brown 1
Tom Brown 5
22
23
24
19
20
Feldt & May Govt
Union Oil 1
Tom Brown 8
Tom Brown 2
Schmidt 1
28
27
26
25
29
Humble Davis 1
Curtis & Dixon 1
33
34
35
36
31
Belco LaPoint 1
Uinta Dev Co 2

Source: Heavy Sweet, Figure 4

LAFAYETTE ENERGY CORP.

VERNAL WEST LEASES

NW ASPHALT RIDGE, UINTAH COUNTY, UTAH

LOCAL GEOLOGY MAP

JAN. 2025 JOB No. 7098 FIGURE No. 2b

CHAPENG


T4S R20E Section 22
T4S R20E Section 23
300 m
TB-7
Tr
TB-1
Tr
TB-5
TB-6
111'
TB-8
TB-2
250'
0'
50'
100'
150'
200'
250'
300'
Feldt & Maytag
120'+
Union
35'+
D-16
D-21
40'
D-15
COMPANY LAND
250' NET SANDSTONE (ft)

LAFAYETTE ENERGY CORP.
VERNAL WEST LEASES NW ASPHALT RIDGE, UINTAH COUNTY, UTAH NET SANDSTONE MAP Rimrock Sandstone Member (ft)
JAN. 2025 JOB No. 7098 FIGURE No. 2c

CHAPENG


T4S R20E Section 22
T4S R20E Section 23
Projected Subcrop of Asphalt Ridge
300 m
Asphalt Ridge Partially Eroded
TB-7
104'
TB-5
57'
TB-6
78'
TB-1
123'
50'
100'
150'
TB-8
29'+
TB-2
86'
Feldt & Maytag
120'+
Union
35'+
D-16
D-9
D-21
AC-2
10'+
D-15

COMPANY LAND

85' NET SANDSTONE (ft)

LAFAYETTE ENERGY CORP.
VERNAL WEST LEASES NW ASPHALT RIDGE, UINTAH COUNTY, UTAH NET SANDSTONE MAP Asphalt Ridge Sandstone Member (ft)
JAN. 2025 JOB No. 7098 FIGURE No. 2d

CHAPENG


T4S R20E Section 22
T4S R20E Section 23
300 m
Feldt & Maytag
120'+
Union
35'+
TB-7
TB-6
111'
TB-8
TB-2
36'
D-16
D-21
40'
D-15
0'
50'
100'
150'
200'
250'

COMPANY LAND

111' NET PAY (ft)

OIL-WATER CONTACT

LAFAYETTE ENERGY CORP.

VERNAL WEST LEASES

NW ASPHALT RIDGE, UINTAH COUNTY, UTAH

NET PAY MAP

Rimrock Sandstone Member (ft)

JAN. 2025 JOB No. 7098 FIGURE No. 2e

CHAPENG



T4S R20E Section 22
T4S R20E Section 23
Projected Subcrop of Asphalt Ridge
300 m
Asphalt Ridge Partially Eroded
TB-7
104'
TB-1
123'
TB-5
57'
TB-6
78'
60'
80'
100'
120'
150'
TB-8
29+'
D-16
D-21
AC-2
5'+
D-15
Feldt & Maytag
120'+
Union
Partial penetration
35'+
Partial penetration
Approximate Oil-Water Contact Base Asphalt Ridge
Approximate Oil-Water Contact Top Asphalt Ridge
TB-2
0'

COMPANY LAND

78' NET PAY (ft)

OIL-WATER CONTACT

LAFAYETTE ENERGY CORP.

VERNAL WEST LEASES

NW ASPHALT RIDGE, UINTAH COUNTY, UTAH

NET PAY MAP

Asphalt Ridge Sandstone Member (ft)

JAN. 2025 JOB No. 7098 FIGURE No. 2f

CHAPENG

Table 2

Summary of Gross Reserves
January 1, 2025

Asphalt Ridge, Uinta Basin, Utah

Description		Current or Initial Rate STB/d/well	API Gravity (Deg)	Ultimate Reserves (MSTB)	Cumulative Production (MSTB)	Reserves (MSTB)	Reference
Bitumen							
Total Proved							
In Situ Steam Project	Rimrock	40	<12	637	0	637	
In Situ Steam Project	Asphalt Ridge		<12	260	0	260	
	Total Proved			**897**	**0**	**897**	
Probable Undeveloped							
In Situ Steam Project	Rimrock	40	<12	9,554	0	9,554	
In Situ Steam Project	Asphalt Ridge		<12	3,899	0	3,899	
	Total Probable			**13,453**	**0**	**13,453**	
	Total Proved Plus Probable			**14,350**	**0**	**14,350**	
Possible (Incremental)							
In Situ Steam Project	Rimrock	40	<12	5,096	0	5,096	
In Situ Steam Project	Asphalt Ridge		<12	2,080	0	2,080	
	Total Probable			**7,176**	**0**	**7,176**	
	Total Proved Plus Probable Plus Possible			**21,526**	**0**	**21,526**	

Table 2a

SUMMARY OF GROSS RESERVES AND RESERVOIR PARAMETERS
January 1, 2025

Asphalt Ridge In Situ, Utah

	Total Proved	
	Formation	
	Rimrock	Asphalt Ridge
PRODUCT TYPE		
Bitumen		
RESERVOIR PARAMETERS		
Reservoir Pressure, psia	TBD	TBD
Reservoir Temperature, deg F	TBD	TBD
Average Porosity, %	39.0	38.0
Average Water Saturation, %	28.0	39.0
Formation Volume Factor, RB/STB	1.000	1.000
Petroleum Initially-in-Place, STB/ac. ft.	2,178	1,798
Recovery Factor, %	5.0	5.0
RESERVES		
Average Net Pay, feet	167.1	82.6
Area, acres	35	35
Petroleum Initially-in-Place, MSTB	12,739	5,199
Estimated Ultimate Recovery, MSTB	637	260
Cumulative Production, MSTB	0	0
Reserves, MSTB	637	260

Note: Interval ranging from 500 to over 1200 feet deep.

Table 2b

SUMMARY OF GROSS RESERVES AND RESERVOIR PARAMETERS
January 1, 2025

Asphalt Ridge In Situ, Utah

	Proved Plus Probable	
	Formation	
	Rimrock	Asphalt Ridge
PRODUCT TYPE		
Bitumen		
RESERVOIR PARAMETERS		
Reservoir Pressure, psia	TBD	TBD
Reservoir Temperature, deg F	TBD	TBD
Average Porosity, %	39.0	38.0
Average Water Saturation, %	28.0	39.0
Formation Volume Factor, RB/STB	1.000	1.000
Petroleum Initially-in-Place, STB/ac. ft.	2,178	1,798
Recovery Factor, %	10.0	10.0
RESERVES		
Average Net Pay, feet	167.1	82.6
Area, acres	280	280
Petroleum Initially-in-Place, MSTB	101,913	41,590
Estimated Ultimate Recovery, MSTB	10,191	4,159
Cumulative Production, MSTB	0	0
Reserves, MSTB	10,191	4,159

Note: Interval ranging from 500 to over 1200 feet deep.

Table 2c

SUMMARY OF GROSS RESERVES AND RESERVOIR PARAMETERS
January 1, 2025

Asphalt Ridge In Situ, Utah

	Proved Plus Probable Plus Possible	
	Formation	
	Rimrock	Asphalt Ridge
PRODUCT TYPE		
Bitumen		
RESERVOIR PARAMETERS		
Reservoir Pressure, psia	TBD	TBD
Reservoir Temperature, deg F	TBD	TBD
Average Porosity, %	39.0	38.0
Average Water Saturation, %	28.0	39.0
Formation Volume Factor, RB/STB	1.000	1.000
Petroleum Initially-in-Place, STB/ac. ft.	2,178	1,798
Recovery Factor, %	15.0	15.0
RESERVES		
Average Net Pay, feet	167.1	82.6
Area, acres	280	280
Petroleum Initially-in-Place, MSTB	101,913	41,590
Estimated Ultimate Recovery, MSTB	15,287	6,239
Cumulative Production, MSTB	0	0
Reserves, MSTB	**15,287**	**6,239**

Note: Interval ranging from 500 to over 1200 feet deep.


COMPANY LAND
R20E
R21E
T4 S
Heavy Sweet Phase One Development Area NW Asphalt Ridge
LEGEND
2.5 acre drainage radius
D Tract
TB 7
TB 1
TB 2
200 m
656'
FACILITY CLUSTER SCHEMATIC
INJECTION FACILITY
To Process & Export Facility

LAFAYETTE ENERGY CORP.		
VERNAL WEST LEASES NW ASPHALT RIDGE, UINTAH COUNTY, UTAH DEVELOPMENT PLAN MAP		
JAN. 2025	JOB No. 7098	FIGURE No. 3

CHAPENG

Table 3a

Summary of Anticipated Capital Expenditures

Development

January 1, 2025

Lafayette Energy Corp.

Asphalt Ridge, Uinta Basin, Utah

Description	Date	Operation	Capital Interest %	Gross Capital M$	Net Capital M$
Proved Undeveloped					
In Situ Steam Project	2025	Drill & complete 14 wells (including pipeline and shared infrastructure	80.0000	9,600	7,680
Probable Undeveloped					
In Situ Steam Project	2025	Drill & complete 63 wells (including pipeline and shared infrastructure	80.0000	40,800	32,640
In Situ Steam Project	2026	Drill & complete 49 wells (including pipeline and shared infrastructure	80.0000	39,200	31,360
		Total Probable Undeveloped		**80,000**	**64,000**
		Total Proved Plus Probable		**89,600**	**71,680**

Probable Plus Possible is the same capital.

Note: **M$ means thousands of dollars.**
The above capital values are expressed in terms of current dollar values without escalation.

Table 3b

Summary of Anticipated Capital Expenditures
Abandonment and Restoration

January 1, 2025

Lafayette Energy Corp.

Asphalt Ridge, Uinta Basin, Utah

Description	Well Parameters	Capital Interest %	Gross Capital M$	Net Capital M$
Well or Location			0	0
In Situ Steam Project	Abandon 112 shallow wells	80.0000	0	0
In Situ Steam Project	Remove infrastructure	80.0000	0	0
In Situ Steam Project	Lease Recalmation	80.0000	0	0
	Total Abandonment and Restoration		**0**	**0**

Note: **M$ means thousands of dollars.**
The above capital values are expressed in terms of current dollar values without escalation.

Constant Prices & Costs

Table 4
Summary of Company Reserves and Economics
Before Income Tax
January 1, 2025

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

Description		Reserves: Bitumen MSTB Gross	Reserves: Bitumen MSTB Net	Reserves: Conventional Natural Gas MMscf Gross	Reserves: Conventional Natural Gas MMscf Net	Cumulative Cash Flow - M$ Undisc.	Cumulative Cash Flow - M$ Discounted at: 5%/year	10%/year	15%/year	20%/year
Reserve Category	Formation Name									
PROVED										
Total Proved										
In Situ Steam Project	Rimrock & Asphalt Ridge	718	660	0	0	34,976	28,670	23,887	20,177	17,245
Total Proved		**718**	**660**	**0**	**0**	**34,976**	**28,670**	**23,887**	**20,177**	**17,245**
PROBABLE										
Total Probable										
In Situ Steam Project	Rimrock & Asphalt Ridge	10,762	9,901	0	0	312,502	196,127	130,288	89,998	63,718
Total Probable		**10,762**	**9,901**	**0**	**0**	**312,502**	**196,127**	**130,288**	**89,998**	**63,718**
Total Proved Plus Probable		**11,480**	**10,562**	**0**	**0**	**347,478**	**224,797**	**154,174**	**110,176**	**80,963**
POSSIBLE										
In Situ Steam Project	Rimrock & Asphalt Ridge	5,740	5,281	0	0	209,413	113,784	68,760	45,080	31,411
Total Possible		**5,740**	**5,281**	**0**	**0**	**209,413**	**113,784**	**68,760**	**45,080**	**31,411**
Total Proved Plus Probable Plus Possible		**17,220**	**15,842**	**0**	**0**	**556,892**	**338,581**	**222,934**	**155,255**	**112,374**

M$ means thousands of United States dollars.

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Table 4a

Page 1

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

Production and Capital Forecast - Total Proved

January 1, 2025

		Single Well Production Profile					Notional Development Program		Total Oil Production		Capital Expenditures - $M				
Year	Status	STB/d	Days On	MSTB/yr	Prod Wells	Calendar Year	14	0	STB/yr.	STB/d	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Pipeline	Total Capital
1	Heating	40	135	5,400	14	2025	75,600	0	75,600	560	0	9,600	0	0	9,600
2	Heating	40	365	14,600	14	2026	204,400	0	204,400	560	0	0	0	0	0
3	Heating	32	365	11,508	14	2027	161,117	0	161,117	441	0	0	0	0	0
4	Heating	25	365	9,071	14	2028	126,999	0	126,999	348	0	0	0	0	0
5	Heating	20	365	7,150	14	2029	100,106	0	100,106	274	0	0	0	0	0
6	Heating	15	365	5,636	14	2030	78,908	0	78,908	216	0	0	0	0	0
7	Heating	12	365	4,443	14	2031	62,198	0	62,198	170	0	0	0	0	0
8	Heating	10	365	3,502	14	2032	49,027	0	49,027	134	0	0	0	0	0
9	Heating	8	365	2,760	14	2033	38,645	0	38,645	106	0	0	0	0	0
10	Heating	0	365	0	0	2034	0	0	0	0	0	0	0	0	0
11	Heating	0	365	0	0	2035	0	0	0	0	0	0	0	0	0
12	Heating	0	365	0	0	2036	0	0	0	0	0	0	0	0	0
Total				**64,071**			**897,000**	**0**	**897,000**		**0**	**9,600**	**Included**	**0**	**9,600**

Initial Decline % =	n/a
Final Decline % =	21%
Initial rate	40

Cost/well = 800

2025	12	0
2026	0	0
2027	0	0

Page 4a
Page 2

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

January 1, 2025

Production Streams, Revenues and Cash Flows - Total Proved

						Cost Schedule							Undiscounted			Discounted @			
Year	Gross Production STB/yr.	Oil Price $/STB	Gross Revenue $/yr.	Royalties $/yr.	Severance Tax $/yr.	Fixed $/yr.	Heater $/yr.	Steam $/yr.	Transportation $/yr.	Total Operating Costs	Net Operating Income $/yr.	Total Capital $/yr.	Net Cash Flow (Profit) $/yr.	Company's Net Cash Flow (Profit) $/yr.	t	5% $	10% $	15% $	20% $
2,025	75,600	$75.59	5,714,604	$ 457,168	$ -	63,000	113,400	0	302,400	478,800	4,778,636	9,600,000	-4,821,364	-3,857,091	0.50	-3,764,136	-3,677,592	-3,596,756	-3,521,027
2,026	204,400	$75.59	15,450,596	$ 1,236,048	$ 732,358	140,000	306,600	0	817,600	1,264,200	12,217,990	0	$ 12,217,990	9,774,392	1.50	9,084,600	8,472,288	7,925,798	7,435,632
2,027	161,117	$75.59	12,178,807	$ 974,305	$ 577,275	140,000	241,675	0	644,467	1,026,142	9,601,086	0	$ 9,601,086	7,680,869	2.50	6,798,875	6,052,414	5,415,839	4,869,196
2,028	126,999	$75.59	9,599,846	$ 767,988	$ 455,033	140,000	190,498	0	507,996	838,494	7,538,332	0	$ 7,538,332	6,030,666	3.50	5,083,967	4,320,071	3,697,625	3,185,891
2,029	100,106	$75.59	7,567,001	$ 605,360	$ 358,676	140,000	150,159	0	400,423	690,582	5,912,383	0	$ 5,912,383	4,729,906	4.50	3,797,526	3,080,246	2,521,809	2,082,270
2,030	78,908	$75.59	5,964,628	$ 477,170	$ 282,723	140,000	118,361	0	315,631	573,992	4,630,742	0	$ 4,630,742	3,704,594	5.50	2,832,692	2,193,213	1,717,523	1,359,076
2,031	62,198	$75.59	4,701,569	$ 376,126	$ 222,854	140,000	93,297	0	248,793	482,091	3,620,499	0	$ 3,620,499	2,896,399	6.50	2,109,249	1,558,856	1,167,676	885,483
2,032	49,027	$75.59	3,705,974	$ 296,478	$ 175,663	140,000	73,541	0	196,109	409,650	2,824,183	0	$ 2,824,183	2,259,346	7.50	1,566,979	1,105,446	792,043	575,604
2,033	38,645	$75.59	2,921,204	$ 233,696	$ 138,465	140,000	57,968	0	154,582	352,550	2,196,493	0	$ 2,196,493	1,757,194	8.50	1,160,675	781,595	535,659	373,060
2,034	0	$75.59	0	$ -	$ -	0	0	0	0	0	0	0	$ -	0	9.50	0	0	0	0
2,035	0	$75.59	0	$ -	$ -	0	0	0	0	0	0	0	$ -	0	10.50	0	0	0	0
2,036	0	$75.59	0	$ -	$ -	0	0	0	0	0	0	0	$ -	0	11.50	0	0	0	0
Totals	**897,000**		**67,804,230**	**$ 5,424,338**	**$ 2,943,048**	**$ 1,183,000**	**$1,345,500**	**$ -**	**$ 3,588,000**	**$ 6,116,500**	**53,320,343**	**9,600,000**	**43,720,343**	**34,976,275**		**28,670,428**	**23,886,537**	**20,177,215**	**17,245,184**
Company Share - Gross	**717,600**		**54,243,384**	**4,339,471**	**2,354,439**	**946,400**	**1,076,400**	**0**	**2,870,400**	**4,893,200**	**42,656,275**	**7,680,000**	**34,976,275**						
Company Share -	**660,192**			8%	5%	10,000 $/Well month	1.50 $/STB	0.00 $/STB	4.00 $/STB				**Company Interes**	**80%**					

CHAPENG

Table 4b

Page 1

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

Production and Capital Forecast - Proved Plus Probable

January 1, 2025

		Single Well Production Profile					Notional Development Program		Total Oil Production		Capital Expenditures - $M				
Year	Status	STB/d	Days On	MSTB/yr	Prod Wells	Calendar Year	54	42	STB/yr	STB/d	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Pipeline	Total Capital
1	Heating	40	135	5,400	54	2025	291,600	0	291,600	2,160	0	50,400	0	0	50,400
2	Huff & Puff	40	180	7,200	75	2026	388,800	226,800	615,600	3,420	0	39,200	0	0	39,200
3	Steaming	50	365	18,250	96	2027	985,500	302,400	1,287,900	3,528	0	0	0	0	0
4	Steaming	50	365	18,250	96	2028	985,500	766,500	1,752,000	4,800	0	0	0	0	0
5	Steaming	30	365	10,950	96	2029	591,300	766,500	1,357,800	3,720	0	0	0	0	0
6	Steaming	27	365	10,019	96	2030	541,049	459,900	1,000,949	2,742	0	0	0	0	0
7	Steaming	25	365	9,168	96	2031	495,068	420,816	915,884	2,509	0	0	0	0	0
8	Steaming	23	365	8,389	96	2032	452,995	385,053	838,048	2,296	0	0	0	0	0
9	Steaming	21	365	7,676	96	2033	414,498	352,330	766,828	2,101	0	0	0	0	0
10	Steaming	19	365	7,024	96	2034	379,272	322,387	701,659	1,922	0	0	0	0	0
11	Steaming	18	365	6,427	96	2035	347,040	294,988	642,028	1,759	0	0	0	0	0
12	Steaming	16	365	5,881	96	2036	317,547	269,920	587,467	1,609	0	0	0	0	0
13	Steaming	15	365	5,381	96	2037	290,561	246,981	537,542	1,473	0	0	0	0	0
14	Steaming	13	365	4,923	96	2038	265,868	225,992	491,859	1,348	0	0	0	0	0
15	Steaming	12	365	4,505	96	2039	243,273	206,786	450,059	1,233	0	0	0	0	0
16	Steaming	11	365	4,122	96	2040	222,599	189,212	411,811	1,128	0	0	0	0	0
17	Steaming	10	365	3,772	96	2041	203,681	173,132	376,814	1,032	0	0	0	0	0
18	Steaming	9	365	3,451	96	2042	186,372	158,419	344,790	945	0	0	0	0	0
19	Steaming	9	365	3,158	96	2043	170,533	144,956	315,489	864	0	0	0	0	0
20	Steaming	8	365	2,890	96	2044	156,040	132,637	288,677	791	0	0	0	0	0
21	Steaming	7	365	2,644	96	2045	142,779	121,365	264,144	724	0	0	0	0	0
22		0	365	0	42	2046	0	111,051	111,051	304	0	0	0	0	0
23		0	365	0	0	2047	0	0	0	0	0	0	0	0	0
24		0	365	0	0	2048	0	0	0	0	0	0	0	0	0
25		0	365		0	2049	0	0	0	0					
Total				**149,479**			**8,071,875**	**6,278,125**	**14,350,000**		**0**	**89,600**	**Included**	**0**	**89,600**

Initial Decline % =	40%
Final Decline % =	8%
Initial rate	40

Cost/well = 800

2025	63	0
2026	49	0
2027	0	0

Page 4b
Page 2

Lafayette Energy Corp

Asphalt Ridge In Situ Project, Utah

January 1 2026

Production Streams, Revenues and Cash Flows - Proved Plus Probable

						Cost Schedule							Undiscounted			Discounted @			
Year	Gross Production STB/yr.	Oil Price $/STB	Gross Revenue $/yr.	Royalties $/yr.	Severance Tax $/yr.	Fixed $/yr.	Heater $/yr.	Steam $/yr.	Transportation $/yr.	Total Operating Costs	Net Operating Income $/yr.	Total Capital $/yr.	Net Cash Flow (Profit) $/yr.	Company's Net Cash Flow (Profit) $/yr.	t	5% $	10% $	15% $	20% $
2,025	291,600	$75.59	22,042,044	$ 1,763,364	$ -	243,000	437,400	0	1,166,400	1,846,800	18,431,880	58,400,000	-31,968,120	-25,574,496	0.50	-24,958,152	-24,384,325	-23,848,340	-23,346,214
2,026	615,600	$75.59	46,533,204	$ 3,722,656	$ 2,205,674	750,000	340,200	9,720,000	2,462,400	13,272,600	27,332,274	39,200,000	-11,867,726	-9,494,181	1.50	-8,824,164	-8,229,406	-7,698,582	-7,222,468
2,027	1,287,900	$75.59	97,352,361	$ 7,788,189	$ 4,614,502	960,000	0	32,197,500	5,151,600	38,309,100	46,640,570	0	$ 46,640,570	37,312,456	2.50	33,027,872	29,401,679	26,309,297	23,653,789
2,028	1,752,000	$75.59	132,433,680	$ 10,594,694	$ 6,277,356	960,000	0	43,800,000	7,008,000	51,768,000	63,793,629	0	$ 63,793,629	51,034,903	3.50	43,023,402	36,558,881	31,291,390	26,960,810
2,029	1,357,800	$75.59	102,636,102	$ 8,210,888	$ 4,864,951	960,000	0	33,945,000	5,431,200	40,336,200	49,224,063	0	$ 49,224,063	39,379,250	4.50	31,616,631	25,644,862	20,995,545	17,336,117
2,030	1,000,949	$75.59	75,661,724	$ 6,052,938	$ 3,586,366	960,000	0	25,023,721	4,003,795	29,987,517	36,034,904	0	$ 36,034,904	28,827,923	5.50	22,043,876	17,066,858	13,365,193	10,575,880
2,031	915,884	$75.59	69,231,675	$ 5,538,534	$ 3,281,581	960,000	0	22,897,101	3,663,536	27,520,637	32,890,922	0	$ 32,890,922	26,312,738	6.50	19,161,769	14,161,641	10,607,916	8,044,294
2,032	838,048	$75.59	63,348,079	$ 5,067,846	$ 3,002,699	960,000	0	20,951,210	3,352,194	25,263,404	30,014,130	0	$ 30,014,130	24,011,304	7.50	16,653,135	11,748,180	8,417,477	6,117,252
2,033	766,828	$75.59	57,964,495	$ 4,637,160	$ 2,747,517	960,000	0	19,170,689	3,067,310	23,197,999	27,381,819	0	$ 27,381,819	21,905,455	8.50	14,469,157	9,743,486	6,677,684	4,650,629
2,034	701,659	$75.59	53,038,430	$ 4,243,074	$ 2,514,022	960,000	0	17,541,484	2,806,637	21,308,121	24,973,213	0	$ 24,973,213	19,978,570	9.50	12,567,997	8,078,559	5,295,841	3,534,619
2,035	642,029	$75.59	48,531,003	$ 3,882,480	$ 2,300,370	960,000	0	16,050,735	2,568,118	19,578,853	22,769,300	0	$ 22,769,300	18,215,440	10.50	10,913,198	6,696,016	4,158,676	2,685,571
2,036	587,467	$75.59	44,406,636	$ 3,552,531	$ 2,104,875	960,000	0	14,686,677	2,349,868	17,996,545	20,752,685	0	$ 20,752,685	16,602,148	11.50	9,472,996	5,548,153	3,327,661	2,039,764
2,037	537,542	$75.59	40,632,775	$ 3,250,622	$ 1,925,994	960,000	0	13,438,542	2,150,167	16,548,708	18,907,451	0	$ 18,907,451	15,125,961	12.50	8,219,714	4,595,306	2,636,331	1,548,665
2,038	491,859	$75.59	37,179,632	$ 2,974,371	$ 1,762,315	960,000	0	12,296,478	1,967,437	15,223,915	17,219,032	0	$ 17,219,032	13,775,226	13.50	7,129,239	3,604,499	2,087,747	1,175,309
2,039	450,059	$75.59	34,019,952	$ 2,721,596	$ 1,612,546	960,000	0	11,251,472	1,800,236	14,011,708	15,674,102	0	$ 15,674,102	12,539,282	14.50	6,180,560	3,148,319	1,652,548	891,548
2,040	411,811	$75.59	31,128,794	$ 2,490,304	$ 1,475,505	960,000	0	10,295,275	1,647,244	12,902,519	14,260,467	0	$ 14,260,467	11,408,373	15.50	5,355,371	2,603,977	1,307,396	675,950
2,041	376,814	$75.59	28,483,340	$ 2,278,667	$ 1,350,110	960,000	0	9,420,340	1,507,254	11,887,594	12,966,968	0	$ 12,966,968	10,373,574	16.50	4,637,725	2,152,530	1,033,747	512,198
2,042	344,790	$75.59	26,062,707	$ 2,085,017	$ 1,235,372	960,000	0	8,619,760	1,379,162	10,958,922	11,783,396	0	$ 11,783,396	9,426,717	17.50	4,013,726	1,778,232	816,861	387,872
2,043	315,489	$75.59	23,847,789	$ 1,907,823	$ 1,130,385	960,000	0	7,887,217	1,261,955	10,109,172	10,700,409	0	$ 10,700,409	8,560,327	18.50	3,471,270	1,467,999	645,031	293,520
2,044	288,677	$75.59	21,821,104	$ 1,745,688	$ 1,034,320	960,000	0	7,216,928	1,154,709	9,331,637	9,709,459	0	$ 9,709,459	7,767,567	19.50	2,999,810	1,210,954	508,952	221,948
2,045	264,144	$75.59	19,966,656	$ 1,597,332	$ 946,419	960,000	0	6,603,604	1,056,577	8,620,160	8,802,724	0	$ 8,802,724	7,042,179	20.50	2,590,159	998,061	401,237	167,684
2,046	111,051	$75.59	8,394,319	$ 671,546	$ 397,891	420,000	0	2,776,266	444,203	3,640,469	3,684,414	0	$ 3,684,414	2,947,531	21.50	1,032,496	379,766	146,034	56,487
Totals	**14,350,000**		**1,084,716,500**	**$ 86,777,320**	**$50,370,769**	**$ 19,653,000**	**$ 777,600**	**$ 345,790,000**	**$ 57,400,000**	**$423,620,600**	**523,947,811**	**89,600,000**	**434,347,811**	**347,478,249**		**224,796,988**	**154,174,228**	**110,175,562**	**80,963,223**
Company Share - Gross	**11,480,000**		**867,773,200**	**69,421,866**	**40,296,615**	**15,722,400**	**622,080**	**276,632,000**	**45,920,000**	**338,896,480**	**419,158,249**	**71,680,000**	**347,478,249**						
Company Share - Net	**10,561,600**			8%	4.74%	10,000 $/Well month	1.50 $/STB	25.00 $/STB	4.00 $/STB				**Company Inter**	**80%**					

Table 4c
Page 1

Lafayette Energy Corp
Asphalt Ridge In Situ Project, Utah
Production and Capital Forecast - Proved Plus Probable Plus Possible
January 1, 2025

		Single Well Production Profile					Notional Development Program		Total Oil Production		Capital Expenditures - $M				
Year	Status	STB/d	Days On	MSTB/yr	Prod Wells	Calendar Year	54	42	STB/yr.	STB/d	Exploration	Drilling & Completion	Well Fac. & Tie-ins	Pipeline	Total Capital
1	Heating	40	135	5,400	54	2025	291,600	0	291,600	2,160	0	50,400	0	0	50,400
2	Huff & Puff	40	180	7,200	75	2026	388,800	226,800	615,600	3,420	0	39,200	0	0	39,200
3	Steaming	50	365	18,250	96	2027	965,500	302,400	1,267,900	3,528	0	0	0	0	0
4	Steaming	60	365	21,900	96	2028	1,182,600	766,500	1,949,100	5,340	0	0	0	0	0
5	Steaming	42	365	15,330	96	2029	827,820	919,800	1,747,620	4,788	0	0	0	0	0
6	Steaming	39	365	14,301	96	2030	772,247	643,860	1,416,107	3,880	0	0	0	0	0
7	Steaming	37	365	13,341	96	2031	720,404	600,636	1,321,041	3,619	0	0	0	0	0
8	Steaming	34	365	12,445	96	2032	672,042	560,315	1,232,357	3,376	0	0	0	0	0
9	Steaming	32	365	11,610	96	2033	626,927	522,700	1,149,626	3,150	0	0	0	0	0
10	Steaming	30	365	10,830	96	2034	584,840	487,610	1,072,450	2,938	0	0	0	0	0
11	Steaming	28	365	10,103	96	2035	545,579	454,876	1,000,454	2,741	0	0	0	0	0
12	Steaming	26	365	9,425	96	2036	508,953	424,339	933,292	2,557	0	0	0	0	0
13	Steaming	24	365	8,792	96	2037	474,786	395,852	870,638	2,385	0	0	0	0	0
14	Steaming	22	365	8,202	96	2038	442,913	369,278	812,191	2,225	0	0	0	0	0
15	Steaming	21	365	7,651	96	2039	413,179	344,488	757,667	2,076	0	0	0	0	0
16	Steaming	20	365	7,138	96	2040	385,442	321,362	706,803	1,936	0	0	0	0	0
17	Steaming	18	365	6,659	96	2041	359,566	299,788	659,354	1,806	0	0	0	0	0
18	Steaming	17	365	6,212	96	2042	335,428	279,663	615,090	1,685	0	0	0	0	0
19	Steaming	16	365	5,795	96	2043	312,910	260,888	573,798	1,572	0	0	0	0	0
20	Steaming	15	365	5,406	96	2044	291,904	243,374	535,278	1,467	0	0	0	0	0
21	Steaming	14	365	5,043	96	2045	272,308	227,036	499,344	1,368	0	0	0	0	0
22	Steaming	13	365	4,704	96	2046	254,027	211,796	465,822	1,276	0	0	0	0	0
23	Steaming	12	365	4,388	96	2047	236,974	197,577	434,550	1,191	0	0	0	0	0
24	Steaming	11	365	4,094	96	2048	221,065	184,313	405,378	1,111	0	0	0	0	0
25	Steaming	0	365	0	96	2049	0	171,940	171,940	471					
Total				**224,219**			**12,107,813**	**9,417,100**	**21,525,000**		**0**	**89,600**	**Included**	**0**	**89,600**
										Costwell =		800	500		

Initial Decline % =	30%
Final Decline % =	7%
Initial rate	40

2025	63	0
2026	49	0
2027	0	0

CHAPENG

Page 4c
Page 2

Lafayette Energy Corp

Asphalt Ridge in Situ Project, Utah

January 1 2025

Production Streams, Revenues and Cash Flows - Proved Plus Probable Plus Possible

Year	Gross Production STB/yr	Oil Price $/STB	Gross Revenue $/yr	Royalties $/yr	Severance Tax $/yr	Cost Schedule: Fixed $/yr	Cost Schedule: Heater $/yr	Cost Schedule: Steam $/yr	Cost Schedule: Transportation $/yr
2,025	291,600	$75.59	22,042,044	$ 1,763,364	$ -	243,000	437,400	0	1,166,400
2,026	615,600	$75.59	46,533,204	$ 3,722,656	$ 2,205,674	750,000	340,200	9,720,000	2,462,400
2,027	1,287,900	$75.59	97,352,361	$ 7,788,189	$ 4,614,502	960,000	0	32,197,500	5,151,600
2,028	1,949,100	$75.59	147,332,469	$ 11,786,598	$ 6,983,559	960,000	0	48,727,500	7,796,400
2,029	1,747,620	$75.59	132,102,596	$ 10,568,208	$ 6,261,663	960,000	0	43,690,500	6,990,480
2,030	1,416,107	$75.59	107,043,518	$ 8,563,481	$ 5,073,863	960,000	0	35,402,672	5,664,427
2,031	1,321,041	$75.59	99,857,483	$ 7,988,599	$ 4,733,245	960,000	0	33,026,023	5,284,164
2,032	1,232,357	$75.59	93,153,860	$ 7,452,309	$ 4,415,493	960,000	0	30,808,923	4,929,428
2,033	1,149,626	$75.59	86,900,264	$ 6,952,021	$ 4,119,073	960,000	0	28,740,661	4,598,506
2,034	1,072,450	$75.59	81,066,484	$ 6,485,319	$ 3,842,551	960,000	0	26,811,246	4,289,799
2,035	1,000,454	$75.59	75,624,336	$ 6,049,947	$ 3,584,594	960,000	0	25,011,356	4,001,817
2,036	933,292	$75.59	70,547,531	$ 5,643,802	$ 3,343,953	960,000	0	23,332,296	3,733,167
2,037	870,638	$75.59	65,811,541	$ 5,264,923	$ 3,119,467	960,000	0	21,765,955	3,482,553
2,038	812,191	$75.59	61,393,486	$ 4,911,479	$ 2,910,051	960,000	0	20,304,766	3,248,762
2,039	757,667	$75.59	57,272,025	$ 4,581,762	$ 2,714,694	960,000	0	18,941,667	3,030,667
2,040	706,803	$75.59	53,427,245	$ 4,274,180	$ 2,532,451	960,000	0	17,670,077	2,827,212
2,041	659,354	$75.59	49,840,572	$ 3,987,246	$ 2,362,443	960,000	0	16,483,851	2,637,416
2,042	615,090	$75.59	46,494,680	$ 3,719,574	$ 2,203,848	960,000	0	15,377,259	2,460,361
2,043	573,798	$75.59	43,373,403	$ 3,469,872	$ 2,055,899	960,000	0	14,344,954	2,295,193
2,044	535,278	$75.59	40,461,664	$ 3,236,933	$ 1,917,883	960,000	0	13,381,950	2,141,112
2,045	499,344	$75.59	37,745,395	$ 3,019,632	$ 1,789,132	960,000	0	12,483,594	1,997,375
2,046	465,822	$75.59	35,211,475	$ 2,816,918	$ 1,669,024	960,000	0	11,645,547	1,863,287
2,047	434,550	$75.59	32,847,662	$ 2,627,813	$ 1,556,979	960,000	0	10,863,759	1,738,201
2,048	405,378	$75.59	30,642,636	$ 2,451,403	$ 1,452,456	960,000	0	10,134,464	1,621,513
2,049	171,940	$75.59	12,996,917	$ 1,039,753	$ 616,054	960,000	0	4,298,491	687,759
Totals	**21,525,000**		**1,627,874,750**	**$ 130,165,980**	**$76,078,550**	**$ 23,873,000**	**$ 777,600**	**$ 525,165,000**	**$ 86,100,000**
Company Share - Gross	**17,220,000**		**1,301,659,800**	**104,132,784**	**60,862,840**	**18,458,400**	**622,080**	**420,132,000**	**68,880,000**
Company Share - Net	**15,842,400**			8%	4.74%	10,000 $/Well month	1.50 $/STB	25.00 $/STB	4.00 $/STB

Year	Total Operating Costs (escalated)	Net Operating Income $/yr	Total Capital $/yr	Undiscounted: Net Cash Flow (Profit) $/yr	Undiscounted: Company's Net Cash Flow (Profit) $/yr	t	Discounted @ 5% $	Discounted @ 10% $	Discounted @ 15% $	Discounted @ 20% $
2,025	1,846,800	18,431,880	50,400,000	-31,968,120	-25,574,496	0.50	-24,958,152	-24,384,325	-23,848,340	-23,346,214
2,026	13,272,600	27,332,274	39,200,000	-11,867,726	-9,494,181	1.50	-8,824,164	-8,229,406	-7,698,582	-7,222,468
2,027	38,309,100	46,640,570	0	$ 46,640,570	37,312,456	2.50	33,027,872	29,401,679	26,309,297	23,653,789
2,028	57,483,900	71,078,412	0	$ 71,078,412	56,862,730	3.50	47,936,372	40,733,648	34,864,646	30,039,545
2,029	51,640,980	63,631,745	0	$ 63,631,745	50,905,396	4.50	40,870,690	33,151,008	27,140,856	22,410,326
2,030	42,027,899	51,379,075	0	$ 51,379,075	41,103,260	5.50	31,429,330	24,334,168	19,056,281	15,079,239
2,031	39,270,167	47,865,453	0	$ 47,865,453	38,292,362	6.50	27,885,711	20,809,132	15,437,473	11,706,688
2,032	36,690,351	44,587,707	0	$ 44,587,707	35,670,166	7.50	24,739,185	17,462,594	12,504,644	9,087,528
2,033	34,299,167	41,530,003	0	$ 41,530,003	33,224,002	8.50	21,945,370	14,777,948	10,127,921	7,053,609
2,034	32,061,045	38,677,568	0	$ 38,677,568	30,942,055	9.50	19,464,839	12,511,767	8,201,998	5,474,284
2,035	29,973,173	36,016,623	0	$ 36,016,623	28,813,298	10.50	17,262,565	10,591,800	6,641,492	4,248,053
2,036	28,025,464	33,534,312	0	$ 33,534,312	26,827,449	11.50	15,307,436	8,965,273	5,377,176	3,296,060
2,037	26,208,507	31,218,643	0	$ 31,218,643	24,974,914	12.50	13,571,810	7,587,443	4,362,923	2,557,045
2,038	24,513,527	29,058,429	0	$ 29,058,429	23,246,743	13.50	12,031,135	6,420,382	3,523,232	1,983,423
2,039	22,932,334	27,043,235	0	$ 27,043,235	21,634,588	14.50	10,663,599	5,431,937	2,851,215	1,538,227
2,040	21,467,209	25,163,324	0	$ 25,163,324	20,130,660	15.50	9,449,827	4,594,060	2,306,968	1,192,748
2,041	20,081,267	23,409,616	0	$ 23,409,616	18,727,693	16.50	8,372,618	3,886,019	1,866,250	924,685
2,042	18,797,620	21,773,637	0	$ 21,773,637	17,418,910	17.50	7,416,658	3,285,869	1,509,415	716,719
2,043	17,600,147	20,247,485	0	$ 20,247,485	16,197,988	18.50	6,568,392	2,777,771	1,220,537	555,403
2,044	16,483,062	18,823,786	0	$ 18,823,786	15,069,029	19.50	5,815,749	2,347,684	986,709	430,291
2,045	15,440,968	17,495,663	0	$ 17,495,663	13,996,530	20.50	5,148,014	1,983,674	797,471	333,277
2,046	14,468,834	16,256,699	0	$ 16,256,699	13,005,359	21.50	4,555,672	1,675,636	644,345	258,063
2,047	13,561,960	15,100,909	0	$ 15,100,909	12,080,727	22.50	4,030,267	1,415,004	520,465	199,763
2,048	12,716,967	14,022,710	0	$ 14,022,710	11,218,168	23.50	3,564,293	1,194,521	420,264	164,583
2,049	5,946,250	5,394,861	0	$ 5,394,861	4,315,888	24.50	1,305,968	417,782	148,596	49,580
Totals	**$ 635,115,680**	**705,714,620**	**89,600,000**	**696,114,620**	**556,891,696**		**330,501,045**	**222,933,848**	**155,255,252**	**112,374,228**
Company Share - Gross	**508,092,480**	**628,571,696**	**71,680,000**	**556,891,696**						
Company Share - Net				**Company Intere**	**80%**					

CHAPENG

GLOSSARY OF TERMS
(Abbreviations & Definitions)

General

BIT	-	Before Income Tax
AIT	-	After Income Tax
M$	-	Thousands of Dollars
Effective Date	-	The date for which the Present Value of the future cash flows and reserve categories are established
$US	-	United States Dollars
WTI	-	West Texas Intermediate – the common reference for crude oil used for oil price comparisons
ARTC	-	Alberta Royalty Tax Credit
GRP	-	Gas Reference Price

Interests and Royalties

BPO	-	Before Payout
APO	-	After Payout
APPO	-	After Project Payout
Payout	-	The point at which a participant's original capital investment is recovered from its net revenue
GORR	-	Gross Overriding Royalty – percentage of revenue on gross revenue earned (can be an interest or a burden)
NC	-	New Crown – crown royalty on petroleum and natural gas discovered after April 30, 1974
SS 1/150 (5%-15%) Oil	-	Sliding Scale Royalty – a varying gross overriding royalty based on monthly production. Percentage is calculated as 1-150th of monthly production with a minimum percentage of 5% and a maximum of 15%
FH	-	Freehold Royalty
P&NG	-	Petroleum and Natural Gas
Twp	-	Township
Rge	-	Range
Sec	-	Section

Technical Data

psia	-	Pounds per square inch absolute
MSTB	-	Thousands of Stock Tank Barrels of oil (oil volume at 60 F and 14.65 psia)
MMscf	-	Millions of standard cubic feet of gas (gas volume at 60 F and 14.65 psia)
Bbls	-	Barrels
Mbbls	-	Thousands of barrels
MMBTU	-	Millions of British Thermal Units – heating value of natural gas
STB/d	-	Stock Tank Barrels of oil per day – oil production rate
Mscf/d	-	Thousands of standard cubic feet of gas per day – gas production rate
GOR (scf/STB)	-	Gas-Oil Ratio (standard cubic feet of solution gas per stock tank barrel of oil)
mKB	-	Metres Kelly Bushing – depth of well in relation to the Kelly Bushing which is located on the floor of the drilling rig. The Kelly Bushing is the usual reference for all depth measurements during drilling operations.
EOR	-	Enhanced Oil Recovery
GJ	-	Gigajoules
Marketable or Sales Natural Gas	-	Natural gas that meets specifications for its sale, whether it occurs naturally or results from the processing of raw natural gas. Field and plant fuel and losses to the point of the sale must be excluded from the marketable quantity. The heating value of marketable natural gas may vary considerably, depending on its composition; therefore, quantities are usually expressed not only in volumes but also in terms of energy content. Reserves are always reported as marketable quantities.
NGLs	-	Natural Gas Liquids – Those hydrocarbon components that can be recovered from natural gas as liquids, including but not limited to ethane, propane, butanes, pentanes plus, condensate, and small quantities of non-hydrocarbons.
Raw Gas	-	Natural gas as it is produced from the reservoir prior to processing. It is gaseous at the conditions under which its Volume is measured or estimated and may include varying amounts of heavier hydrocarbons (that may liquefy at atmospheric conditions) and water vapour; may also contain sulphur and other non-hydrocarbon compounds. Raw natural gas is generally not suitable for end use.
EUR	-	Estimated Ultimate Recovery

February 17, 2025

Chapman Hydrogen and Petroleum Engineering Ltd.
700, 1122 – 4th Street SW
Calgary, AB
T2R 1M1

Dear Sir:

Re: Company Representation Letter

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2024 (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Lafayette Energy Corp., (the Client) have made available to you, Chapman Hydrogen and Petroleum Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:
   - Accounting, financial, tax and contractual data
   - Asset ownership and related encumbrance information;
   - Details concerning product marketing, transportation and processing arrangements;
   - All technical information including geological, engineering and production and test data;
   - Estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible, or otherwise, for which accurate and current ownership information has been provided.

4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes,

terminations, and additions to these arrangements that could reasonably be expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:
   - For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.
   - All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   - Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.
   - Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   - If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

Michael L. Peterson
President and Chief Executive Officer